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                                                                    EXHIBIT 2.56

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           THE BROADCAST GROUP, INC.,
                                     SELLER

                                       AND

                  CHANCELLOR MEDIA/SHAMROCK BROADCASTING, INC.,
                                      BUYER


                         DATED AS OF SEPTEMBER 15, 1998

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                                TABLE OF CONTENTS

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ARTICLE I. ASSETS TO BE CONVEYED..................................................................................1

                      1.1. Licenses and Authorizations............................................................1
                      1.2. Station Equipment......................................................................2
                      1.3. Contracts..............................................................................2
                      1.4. Real Property..........................................................................3
                      1.5. Call Signs, Promotional Materials and Intangibles......................................3
                      1.6. Records................................................................................3
                      1.7. Accounts Receivable....................................................................3
                      1.8. Excluded Assets........................................................................4
                      1.9. Effect of Time Brokerage Agreement on Certain Contracts................................4

ARTICLE II. ASSUMPTION OF LIABILITIES.............................................................................5


ARTICLE III. TOTAL CONSIDERATION AND APPRAISAL....................................................................5

                      3.1. Total Consideration....................................................................5
                      3.2. Appraisal..............................................................................6

ARTICLE IV. PRORATIONS AND ADJUSTMENTS............................................................................6


ARTICLE V. NONCOMPETITION AGREEMENT...............................................................................7


ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................7

                      6.1. Organization...........................................................................7
                      6.2. Authorization..........................................................................7
                      6.3. No Breach..............................................................................8
                      6.4. Station Licenses.......................................................................8
                      6.5. Station Applications...................................................................9
                      6.6. Title to Assets........................................................................9
                      6.7. Condition of Equipment.................................................................9
                      6.8. Condition of Real Property.............................................................9
                      6.9. Assigned Contracts....................................................................11
                      6.10. Employees............................................................................11
                      6.11. Employee Benefit Plans...............................................................12
                      6.12. Litigation...........................................................................13
                      6.13. Payment of Taxes.....................................................................13
                      6.14. Compliance With Laws.................................................................13
                      6.15. Insolvency Proceedings...............................................................14
                      6.16. Citizenship..........................................................................14
                      6.17. Patents, Trademarks, Copyrights......................................................15
                      6.18. Financial Statements.................................................................15
                      6.19. Sufficiency of Assets................................................................16
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                      6.20. No Misleading Statements.............................................................16
                      6.21. Broadcast Cash Flow..................................................................16
                      6.22. Limitation of Buyer's Representations and Warranties.................................16
                      6.23. Definition of Seller's Knowledge.....................................................16

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................16

                      7.1. Organization..........................................................................16
                      7.2. Authorization.........................................................................16
                      7.3. No Breach.............................................................................16
                      7.4. Litigation............................................................................17
                      7.5. No Misleading Statements..............................................................17
                      7.6. Qualification as Broadcast Licensee...................................................17
                      7.7. Limitation of Seller's Representations and Warranties.................................17
                      7.8. Buyer's In-Market Revenue.............................................................17

ARTICLE VIII. ENVIRONMENTAL MATTERS..............................................................................17

                      8.1. Definitions...........................................................................17
                      8.2. Environmental Compliance..............................................................18

ARTICLE IX. PRE-CLOSING OBLIGATIONS..............................................................................19

                      9.1. Application for Commission Consent....................................................19
                      9.2. Hart-Scott-Rodino Act.................................................................20
                      9.3. Other Governmental Consents...........................................................20
                      9.4. Financial Information.................................................................20
                      9.5. Consents..............................................................................20
                      9.6. Surveys...............................................................................20
                      9.7. Confidentiality.......................................................................21
                      9.8. Access................................................................................21
                      9.9. Employee Matters......................................................................21
                      9.10. Operations Prior to Closing..........................................................22
                      9.11. Adverse Developments.................................................................23
                      9.12. Administrative Violations............................................................23
                      9.13. Bulk Sales Act.......................................................................24
                      9.14. Asbestos-Containing Material.........................................................24
                      9.15. Control of Stations..................................................................24

ARTICLE X. CONDITIONS PRECEDENT..................................................................................24

                      10.1. Mutual Conditions....................................................................24
                              10.1.1. Governmental Consents......................................................24
                              10.1.2. Absence of Litigation......................................................24
                      10.2. Conditions to Buyer's Obligation.....................................................24
                              10.2.1. Representations and Warranties.............................................25
                              10.2.2. Compliance with Conditions.................................................25
                              10.2.3. Title Commitment...........................................................25
                              10.2.4. Validity of Station Licenses...............................................25
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                              10.2.5. Closing Documents..........................................................25
                              10.2.6. Third Party Consents.......................................................25
                              10.2.7. Estoppel Certificates......................................................25
                              10.2.8. Settlement of Claims.......................................................26
                              10.2.9. Finality...................................................................26
                      10.3. Conditions to Seller's Obligation....................................................26
                              10.3.1. Representations and Warranties.............................................26
                              10.3.2. Compliance with Conditions.................................................26
                              10.3.3. Payment....................................................................26
                              10.3.4. Closing Documents..........................................................26

ARTICLE XI. CLOSING..............................................................................................26

                      11.1. Closing Date.........................................................................26
                      11.2. Performance at Closing...............................................................27
                              11.2.1. By Seller..................................................................27
                              11.2.2. By Buyer...................................................................28
                              11.2.3. Other Documents and Acts...................................................28

ARTICLE XII. POST-CLOSING OBLIGATIONS............................................................................28

                      12.1. Indemnification......................................................................28
                              12.1.1.Buyer's Right to Indemnification............................................28
                              12.1.2. Seller's Right to Indemnification..........................................29
                              12.1.3. Conduct of Proceedings.....................................................29
                              12.1.4. Indemnification Not Sole Remedy............................................30
                              12.1.5. Right of Offset............................................................30
                              12.1.6. Conditions of Indemnification..............................................30
                      12.2. Post-Closing Access..................................................................30

ARTICLE XIII. DEFAULT AND REMEDIES...............................................................................30

                      13.1. Termination by Seller................................................................30
                      13.2. Termination by Buyer.................................................................31
                      13.3. Breach and Opportunity to Cure.......................................................31
                      13.4. Seller's Remedies....................................................................31
                      13.5. Buyer's Remedies.....................................................................32
                      13.6. Designation for Hearing..............................................................32
                      13.7. Legal Actions........................................................................32

ARTICLE XIV. DAMAGE..............................................................................................33

                      14.1. Risk of Loss.........................................................................33
                      14.2. Failure of Broadcast Transmission....................................................33
                      14.3. Resolution of Disagreements..........................................................34

ARTICLE XV. GENERAL PROVISIONS...................................................................................34

                      15.1. Brokerage............................................................................34
                      15.2. Expenses.............................................................................34
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                      15.3. Notices..............................................................................34
                      15.4. Attorneys' Fees......................................................................35
                      15.5. Survival of Representations, Warranties and Indemnification Rights...................35
                      15.6. Exclusive Dealings...................................................................36
                      15.7. Waiver...............................................................................36
                      15.8. Assignment...........................................................................36
                      15.9. Entire Agreement.....................................................................36
                      15.10. Counterparts........................................................................36
                      15.11. Construction........................................................................36
                      15.12. Schedules and Exhibits..............................................................37
                      15.13. Severability........................................................................37
                      15.14. Choice of Law.......................................................................37
                      15.15. Counsel.............................................................................37
                      15.16. Public Statements...................................................................37
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                         TABLE OF SCHEDULES AND EXHIBITS



Schedule 1.1         Licenses, Authorizations and Applications
Schedule 1.2         Station Equipment
Schedule 1.3         Contracts
Schedule 1.4         Real Property
Schedule 1.5         Call Signs, Promotional Materials and Intangibles
Schedule 1.6         Contractual Limits on Assignment of Employee Records
Schedule 1.8         Excluded Assets
Schedule 6.1         Seller's Business and Assets
Schedule 6.6         Exceptions to Title
Schedule 6.8         Liens on Real Property
Schedule 6.10        Employees
Schedule 6.11        Employee Plans
Schedule 6.12        Litigation
Schedule 6.18        Financial Statements


Exhibit A           Seller Noncompetition Agreement
Exhibit B           Wolpin and Weber Noncompetition Agreement



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                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement (the "Agreement") is made and entered into on September 15, 1998 (the "Contract Date"), by and between THE BROADCAST GROUP, INC., a Michigan corporation ("Seller"), THE WOLPIN CO., a Michigan corporation ("Seller's Guarantor"), CHANCELLOR MEDIA/SHAMROCK BROADCASTING, INC., a Delaware corporation ("Buyer"), and CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, INC., a Delaware corporation ("Buyer's Guarantor").

                                   BACKGROUND:

                  Seller is the licensee, owner and operator of Broadcast Stations KKFR-FM, 92.3 MHz, Glendale, Arizona (the "FM Station") and KFYI (AM), 910 kHz, Phoenix, Arizona (the "AM Station," together with the FM Station, the "Stations"), pursuant to certain authorizations issued by the Federal Communications Commission (the "Commission" or "FCC"), and owns certain assets used or held for use solely in connection with the operation of the Stations. Seller desires to sell and assign and Buyer desires to purchase and acquire substantially all of the property and assets used or held for use in the operation of the Stations upon the terms set forth in this Agreement (the "Transaction"). Seller's Guarantor is a party to this Agreement in order to provide a guaranty for, and to be jointly and severally liable with Seller for any breach of, Seller's obligations under this Agreement. Buyer's Guarantor is a party to this Agreement in order to provide a guaranty for, and to be jointly and severally liable with Buyer for any breach of, Buyer's obligations under this Agreement. Buyer and Seller intend to enter into, simultaneously with the execution hereof, an agreement providing for the sale of substantially all of the broadcast time of the Stations to Buyer (the "Time Brokerage Agreement"), subject to and in compliance with the rules and policies of the Commission. The parties acknowledge that the licenses issued by the Commission for the operation of the Stations may not be assigned without the prior written consent of the Commission. Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

                                   ARTICLE I.
                              ASSETS TO BE CONVEYED

                  On the Closing Date (as defined in Section 11.1), subject to and in reliance upon the covenants, representations, warranties and agreements set forth herein, and subject to the terms and conditions contained herein, and subject to the Time Brokerage Agreement if then in effect, Seller shall sell, assign, transfer and deliver to Buyer and Buyer shall purchase from Seller, all of the assets owned or leased by Seller that are used or held for use in the operation of the Stations, other than Excluded Assets (as defined below), including without limitation, the following (collectively, the "Assets"):

                  1.1. Licenses and Authorizations. All licenses, permits, permissions and other authorizations issued to Seller for the operation of the Stations by the Commission or


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any other governmental agencies, including, but not limited to, those listed on
Schedule 1.1 and the right to use the Stations' call letters (the "Station Licenses"), and all applications for modification, extension or renewal thereof, and any pending applications for any new licenses, permits, permissions or authorizations pending on the Closing Date, including, but not limited to, those listed on Schedule 1.1 (the "Station Applications").

                  1.2. Station Equipment. All the fixed and tangible personal property owned by or leased to Seller that is used or held for use in the operation of the Stations including, but not limited to, the transmitters, towers, ground system and studio equipment listed on Schedule 1.2 together with any replacements, improvements, or additions thereto made between the Contract Date and the Closing Date (the "Station Equipment").

                  1.3. Contracts. Subject to Section 1.9, all rights of Seller or others for the benefit of the Stations under

                           (a) all agreements, contracts, or leases described on
Schedule 1.3(a);

                           (b) such other contracts, agreements or leases
entered into (i) in the case of contracts other than employment contracts, with the written consent of Buyer, which consent shall not be unreasonably withheld and shall be deemed granted if Buyer does not notify Seller in writing of Buyer's grounds for withholding consent within five (5) business days of Buyer's receipt of Seller's written request for consent; (ii) in the case of employment contracts, with the consent of Buyer, which shall be requested by Seller during normal working hours from the employee of Buyer designated and authorized by Buyer to review such requests and grant such consent (the "Designated Employee"), or a person with similar authority substituting for the Designated Employee in the Designated Employee's absence, which consent shall not be unreasonably withheld and shall be deemed granted if the Designated Employee or substitute cannot be reached through all reasonable efforts by Seller during normal working hours within eight (8) hours, or if the Designated Employee does not notify Seller of the grounds for withholding consent within eight (8) hours after receiving such request; or (ii) in the ordinary course of business, between the Contract Date and the earlier of the TBA Commencement Date or the Closing Date, that do not, in the aggregate, impose obligations in excess of Twenty-Five Thousand Dollars ($25,000) on Buyer (the contracts, agreements and leases described in clauses (a) and (b) are collectively referred to as the "Operating Contracts");

                           (c) all contracts for the sale of time on the
Stations for cash (i) at rates substantially in accordance with the Stations' past practices with a remaining term at Closing of twelve (12) months or less,
(ii) set forth on Schedule 1.3(c), or (iii) entered into with the written consent of Buyer, which consent shall not be unreasonably withheld and shall be deemed granted if Buyer does not notify Seller in writing of Buyer's grounds for withholding consent within five (5) business days of Buyer's receipt of Seller's written request for consent ("Sales Agreements");

                           (d) contracts for the sale of time on the Stations in
exchange for merchandise or services used or useful for the benefit of the Stations to the extent that such contracts are listed on Schedule 1.3(d) or (i) were entered into in the ordinary course of business,



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(ii) are preemptible for cash time sales, and (iii) obligate Buyer to provide advertising time only on a "run of schedule" basis ("Trade Agreements"); and

                           (e) contracts for the sale of time on the Stations in
exchange for programming set forth on Schedule 1.3(e) or entered into after the Contract Date in the ordinary course of business or with the written consent of Buyer, which consent shall not be unreasonably withheld and shall be deemed granted if Buyer does not notify Seller in writing of Buyer's grounds for withholding consent within five (5) business days of Buyer's receipt of Seller's written request for consent ("Barter Agreements").

                  1.4. Real Property. All right, title and interest in the real property used or held for use or necessary in the operation of the Stations and owned, leased, or licensed by Seller, as described in Schedule 1.4, or acquired for the benefit of the Stations by Seller with the written consent of Buyer between the Contract Date and Closing Date (the "Real Property").

                  1.5. Call Signs, Promotional Materials and Intangibles. All of Seller's rights in the Stations' call signs, copyrights, patents, trademarks, trade names, slogans, logos, service marks, computer software, domain name registrations, magnetic media, data processing files, systems and programs, business lists, trade secrets, sales and operating plans, all goodwill of the Stations and other similar intangible property rights used or held for use in the operation of the Stations, including but not limited to the intangible property identified on Schedule 1.5 (the "Intangible Property").

                  1.6. Records. All of Seller's records, including but not limited to all books of account, customer lists, supplier lists, transferable computer programs and software (subject to any restrictions on transfer or sale of commercial computer software contained in licenses for such software), employee personnel files (subject to any legal limitations on transfer or disclosure thereof or to any contractual limitations on transfer or disclosure thereof set forth in Schedule 1.6), local public inspection file materials, engineering data, logs, programming records, consultants' reports, ratings reports, budgets, marketing and demographic data, financial reports and projections, lists of advertisers, promotional materials, and sales, operating and business plans, relating to or used in the operation of the Stations or necessary or desirable to show compliance with any law or regulation applicable to the Stations or the operation of the Stations and not pertaining solely to Seller's internal financial or corporate affairs or its other interests (the "Station Records").

                  1.7. Accounts Receivable. Unless the parties have entered into the Time Brokerage Agreement and such accounts receivable have been assigned to Buyer for purpose of collection pursuant thereto, at the Closing, Seller shall assign to Buyer, for purpose of collection only, all of Seller's accounts receivable arising from the operation of the Stations (the "Receivables"). For a period of one hundred twenty days (120) after the Closing Date, Buyer will collect the Receivables for Seller's benefit. Buyer will not adjust, compromise or settle any dispute concerning the Receivables without prior written consent of Seller. Within five (5) business days of the end of each calendar month after the Closing Date, Buyer shall pay to Seller all amounts collected on account of the Receivables during the prior calendar month. Within one



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hundred thirty (130) days of the Closing Date, Buyer will deliver to Seller the balance of amounts collected on account of the Receivables, and a complete certified statement of all collections and payments made with respect to the Receivables. Buyer shall then reassign to Seller the Receivables that remain uncollected. For the purposes hereof, all sums received by Buyer from any person or entity that is the payee on any of Seller's accounts receivable shall be deemed to be payments with respect to the accounts receivable from such person or entity, until all amounts due Seller from such person or entity have been collected.

                  1.8. Excluded Assets. It is understood and agreed that the following assets shall not be among the Assets purchased pursuant to this
Agreement:

                           (a) Seller's cash on hand as of the Closing and any
of Seller's interests in its bank accounts and all of Seller's other cash, cash equivalents, security funds, securities, investments, deposits, prepayments (including prepaid taxes and insurance), tax refunds and overpayments;

                           (b) Any insurance policies and proceeds thereof,
promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposits or other similar items and cash surrender value in regard thereto;

                           (c) Any pension, profit-sharing, or employee benefit
plans, including all of Seller's interest in any Employee Plan (as defined in Section 6.11), and any collective bargaining agreements;

                           (d) Any accounts receivable outstanding on the
Closing Date subject to Section 1.7 hereof;

                           (e) Any agreements not included among the Assigned
Contracts or the TBA-Assigned Contracts, as defined in Section 1.9;

                           (f) All tax returns and supporting materials, all
financial statements and supporting materials, all books and records that Seller is required by law to retain, all corporate minutes and records, and all records of Seller relating to the sale of the Assets; and

                           (g) Any interest in and to any refunds of federal,
state, or local franchise, income or other taxes for periods prior to the Closing Date.

                           (h) Any items listed on Schedule 1.8.

                  1.9. Effect of Time Brokerage Agreement on Certain Contracts In the event that the parties execute the Time Brokerage Agreement, pursuant thereto and as of the Commencement Date thereof (as defined in the Time Brokerage Agreement, the "TBA Commencement Date"), Seller will assign to Buyer and Buyer will assume (i) the Operating Contracts on Schedule 1.3(a) that are marked to show that they will be assigned pursuant to the Time Brokerage Agreement, (ii) the Operating Contracts to be assumed by Buyer pursuant to
Section 1.3(b); (iii) the Sales Agreements; (iv) the Trade Agreements; and (v) the Barter



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Agreements (collectively, the "TBA-Assigned Contracts"). The Operating
Contracts, Sales Agreements, Trade Agreements, and Barter Agreements, exclusive of the TBA-Assigned Contracts, if any, are referred to herein as the "Assigned Contracts."

                                   ARTICLE II.
                            ASSUMPTION OF LIABILITIES

                  Except to the extent assumed prior to the closing of the transaction contemplated by this Agreement (the "Closing") as provided in the Time Brokerage Agreement, at the Closing, Buyer shall assume all liabilities, obligations, commitments, and responsibilities of Seller accruing or arising from and relating exclusively to the ownership of the Assets or operation of the Stations from and after the Closing Date under any of the Assigned Contracts (collectively, the "Assumed Liabilities"). Buyer shall not assume or undertake to pay, satisfy or discharge any of Seller's liabilities, obligations, commitments or responsibilities other than the Assumed Liabilities. If, in the case of any Assigned Contract for which consent to assignment of a third party is required as indicated on Schedule 1.3(a), and (i) such consent has not been obtained as of the Closing Date, and, (ii) if such Assigned Contract is designated as required on Schedule 1.3(a) (a "Required Contract") (such consent to assign with respect to a Required Contract, a "Required Consent"), Buyer waives the condition precedent to its obligations set forth at Section 10.2.7 in its sole discretion, then, provided Buyer uses its commercially reasonable best efforts to both obtain the consent or Required Consent, as applicable, and to receive the benefits of such Assigned Contract, which Buyer hereby covenants to do, Seller shall use its commercially reasonable best efforts to cause the other party to such Assigned Contract to provide Buyer the benefits under and for the term of such Assigned Contract until such consent or Required Consent, as applicable, is obtained, at which time such Assigned Contract shall be assigned to Buyer; provided, however, that Seller shall not be relieved of, and Buyer shall not assume, any obligation or liability of Seller under such Assigned Contract prior to such assignment to Buyer, and that Buyer shall reimburse Seller for amounts paid by Seller pursuant to the terms of such Assigned Contract to the extent Buyer receives or could, but for Buyer's action or inaction, receive, benefits thereunder; provided further, that, in the event of a default by the other party to a Required Contract not assigned to Buyer prior to Closing, for which benefits are intended to be provided to Buyer after Closing pursuant to the terms of this Article II, Buyer shall reimburse Seller for its reasonable expenses incurred in obtaining performance from such defaulting party, pursuing any remedies available in respect of such party's default, and obtaining substitute performance, subject to Buyer's prior approval of any such actions and resulting expenses, which, in the case of approval of such actions by Seller, approval of such resulting expenses shall not be unreasonably withheld.
                                  ARTICLE III.
                        TOTAL CONSIDERATION AND APPRAISAL

                  3.1. Total Consideration. The purchase price for the Assets being purchased shall be Eighty-Nine Million Eight Hundred Fifty Thousand Dollars ($89,850,000.00) (the "Purchase Price"), and the consideration for the Noncompetition Agreements referenced in Article V below shall be Fifty Thousand Dollars for the Noncompetition Agreement between



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Buyer and both of Walter J. Wolpin ("Wolpin") and Fredric G. Weber ("Weber") and
One Hundred Thousand Dollars for the Noncompetition Agreement between Buyer and Seller (such consideration, collectively, the "Noncompetition Consideration"). The Purchase Price and the Noncompetition Consideration are collectively referred to herein as the "Total Consideration." At Closing, Buyer will pay, by wire transfer of federal funds (pursuant to wire instructions that Seller shall deliver to Buyer prior to Closing), to Seller, the Purchase Price plus or minus any adjustments, as set forth in Article IV hereof or elsewhere in this Agreement, and to Seller and to Wolpin and Weber, as appropriate, the Noncompetition Consideration.

                  3.2. Appraisal. After the Closing, Buyer shall, at its sole cost and expense, cause the aggregate fair market value of the Assets to be appraised by an appraisal firm of its choosing. Buyer shall, within one hundred twenty (120) days after the Closing, deliver a draft of IRS Form 8594 reflecting the information required by Section 1060 of the Internal Revenue Code (the "Code") and the regulations thereunder (and excluding any information required to be excluded by Treas. Reg. ss. 1.1060-1T(b)(4)) to Seller for review and approval, which approval shall not be unreasonably withheld. In the event such consent is not withheld, Buyer and Seller shall each file with their respective federal income tax returns for the tax year in which the Closing occurs, IRS Forms 8594 containing the information agreed upon under the procedure outlined above. Except as otherwise required by law or any taxing authority, each of Buyer and Seller shall report, or cause to be reported, the transactions contemplated hereby for income tax purposes (including but not limited to, on their respective income tax returns, before any governmental agency charged with the collection of income tax or in any judicial proceeding concerning the income tax consequences of the Buyer's purchase or Seller's sale of the Assets hereunder) in a manner consistent with the information agreed upon pursuant to this section and contained in the relevant IRS Form 8594. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.1(b) shall survive the Closing without limitation.

                                   ARTICLE IV.
                           PRORATIONS AND ADJUSTMENTS

                  Except as otherwise provided in the Time Brokerage Agreement, the operation of the Stations and the income and normal operating expenses, including without limitation assumed liabilities and prepaid expenses, attributable thereto through 11:59 p.m. of the day prior to the Closing Date (the "Adjustment Date") shall be for the account of Seller and thereafter for the account of Buyer. Expenses for goods or services received both before and after the Adjustment Date, taxes and assessments, power and utilities charges, and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer as of the Adjustment Date (the "Closing Date Adjustments"). All installments of special assessments and similar charges or liens imposed against the Real Property and Station Equipment that are due and payable on or before the Adjustment Date shall be paid by the Seller, and installments payable with respect to such special assessments, charges or liens after the Adjustment Date shall be paid by Buyer, and such charges shall be prorated as required hereunder. Three (3) days prior to the Closing Date Seller shall estimate all apportionments pursuant to this Article IV and shall deliver a statement of its estimates to Buyer (which statement shall set forth in reasonable detail the basis for those estimates). At the Closing, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case



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may be, the net amount due as a result of the estimated apportionments
(excluding any item that is in dispute). Within sixty (60) days after the Closing (the "Payment Date"), Buyer shall deliver to Seller a statement of any adjustments to Seller's estimate of the apportionments, and Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, any amount due as a result of the adjustment (or, if there is any dispute, the undisputed amount). If Seller disputes Buyer's determinations, or if at any time after delivery of Buyer's statement of determinations, either party determines that any item included in the apportionments is inaccurate, or that an additional item should be included in the apportionments, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, they shall select a firm of independent certified public accountants to resolve the matter, whose decision on the matter shall be binding and whose fees and expenses shall be borne equally by the parties). All amounts due pursuant to this subsection that are not paid within thirty (30) days of the date they are due shall bear interest until paid at a rate per annum equal to generally prevailing prime interest rate (as reported by The Wall Street Journal) plus five percent (5%).

                                   ARTICLE V.
                            NONCOMPETITION AGREEMENT

                  At Closing, Seller and Buyer shall enter into a Noncompetition Agreement in the form set forth in Exhibit A, and Wolpin and Weber and Buyer shall enter into a Noncompetition Agreement in the form set forth in Exhibit B (such Noncompetition Agreements, collectively, the "Covenants").

                                   ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller makes the following representations and warranties, all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct at Closing.

                  6.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, is duly qualified to do business in, and is in good standing under, the laws of the State of Arizona and has full power and authority to own, lease and operate the Assets and to conduct the business and operations of the Stations as currently conducted and proposed to be conducted by Seller and to enter into and perform this Agreement. The address of Seller's chief executive offices, all of Seller's additional places of business, and the locations of all material tangible personal property included in the Assets are listed in Schedule 6.1. Except as set forth in Schedule 6.1, during the past five (5) years, Seller has not, nor to the best of Seller's knowledge, has any prior owner of the Stations been known by or used any corporate, partnership, fictitious or other name in the conduct of the Stations' business or in connection with the use or operation of the Assets.

                  6.2. Authorization. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary corporate action on its part. Seller will deliver evidence of such authorization at Closing. This Agreement has been duly executed by Seller and delivered to Buyer and to Seller's knowledge constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  6.3. No Breach. None of (i) the execution, delivery and performance of this Agreement by Seller, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the Transaction, or (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Seller's certificate of incorporation or bylaws, any judgment, decree, order, injunction, agreement, lease or other instrument to which Seller is a party or by which Seller is legally bound, or any law, rule, or regulation applicable to Seller or the operation of the Stations, where such conflict or breach is reasonably likely to have a material adverse effect on the operation of the Stations or impose material liabilities on Buyer.

                  6.4. Station Licenses. The Station Licenses are all of the licenses, permits, and other authorizations used or necessary to lawfully operate the Stations in the manner and to the full extent as they are operated as of the date hereof, and the Station Licenses are validly issued in the name of Seller. Seller has delivered to Buyer true and complete copies of the Station Licenses that are material to the operation of the Stations, including any and all amendments and other modifications thereto. As of the date hereof, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, the Station Licenses are in full force and effect; are valid for the balance of the current license term (the expiration date of which is shown on Schedule 1.1 for each Station License), except where such term expires prior to Closing, in which case such Station Licenses will, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, have been renewed prior to Closing and will be valid for the new license term; are unimpaired by any acts or omissions of Seller or any of its affiliates, or the employees, agents, officers, directors, or shareholders of Seller or any of its affiliates; and are free and clear of any restrictions which might limit the full operation of the Stations in the manner and to the full extent as they are operated on the date hereof (other than restrictions under the terms of the licenses themselves or of the Commission's rules). As of the date hereof and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, there are no applications, proceedings, or complaints pending or, to the knowledge of Seller, threatened which may have a material adverse effect on the business or operation of the Stations (other than rulemaking proceedings that apply to the radio broadcasting industry generally). Seller is not aware of any reason why those of the Station Licenses subject to expiration might not be renewed in the ordinary course for a full term without material qualifications or of any reason why any of the Station Licenses might be revoked. As of the date hereof and, except to the extent caused by the performance or non-performance of Buyer under the Time Brokerage Agreement, as of Closing, the Stations are in compliance with the Commission's policy on exposure to radio frequency radiation. As of the date hereof, and, except to the extent due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, no renewal of any Station License would constitute a major environmental action under the rules of the Commission. As of the date hereof, and, except to the extent due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules of the Commission, would disqualify Seller from assigning the Station Licenses or from consummating the transactions contemplated herein within the times contemplated herein. Subject to Buyer's fulfillment of its related obligations under the Time Brokerage Agreement, Seller maintains an appropriate public inspection file at the Stations' studio in accordance with Commission rules. Access to the Stations' transmission facilities are restricted in accordance with the policies of the Commission.

                  6.5. Station Applications. All information contained in any Stations Application (as described on Schedule 1.1 hereto) pending with the Commission is true, complete and accurate in all material respects.

                  6.6. Title to Assets. Except as set forth on Schedule 6.6(a), Seller has good and marketable title to the Real Property, in the case of owned Real Property, good title to the Station Equipment, in the case of owned Station Equipment, and a valid leasehold interest, in the case of leased Real Property and Station Equipment, in each case free and clear of all debts, liens, charges, security interests, mortgages, deeds of trust, pledges, judgments, trusts, adverse claims, liabilities, collateral assignments, leases, easements, covenants, encumbrances and other impairments of title ("Liens"), other than as set forth on Schedule 6.6(a). At Closing, Seller shall convey to Buyer good and marketable title to the Real Property, and title to all other Assets free and clear of all Liens other than those set forth on Schedule 6.6(b) ("Permitted Liens").

                  6.7. Condition of Equipment. The Station Equipment listed on
Schedule 1.2 constitutes all of the material personal property that is used, held by the Seller or, as of the date hereof, others for use by the Stations, or necessary to operate the Stations as they are now operated. As of the date hereof and, except to the extent caused by Buyer's use of the Station Equipment pursuant to, or breach of Buyer's obligation to maintain the equipment under, the Time Brokerage Agreement, as of Closing, the Station Equipment is in good operating condition and repair (reasonable wear and tear excepted), is performing satisfactorily, is not in need of repair, has been properly maintained, is available for immediate use and is otherwise sufficient to permit the Stations to operate in accordance with the Station Licenses and the rules and regulations of the Commission. All Station Equipment is type-approved or type-accepted where such type-approval or type-acceptance is required. The ground system of the AM Station is as specified in the current license or applicable construction permit for the AM Station (including with respect to the number, length and burial depth or radials).

                  6.8. Condition of Real Property.

                           (a) The Real Property listed on Schedule 1.4(a)
constitutes all the real property owned or leased by Seller or others in connection with the operation of the Stations as they are now operated.

                           (b) As of the date hereof and, except to the extent
such matters are due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, Seller has not received notice of any pending and, to the best of Seller's knowledge, there are no threatened or contemplated condemnation or eminent domain proceedings that may affect the Real Property. As of the date hereof and, except to the extent such matters are due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, Seller has not received notice of any writ, injunction, decree, order or judgment, nor any litigation pending, and, to the best of Seller's knowledge, none are threatened, relating to the ownership, use, lease, occupancy or operation of any of the Real Property. As of the date hereof and, except to the extent such matters are due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, Seller has not received notice that Seller's use and occupancy of the Real Property does not comply in all material respects with all regulations, codes, ordinances, and statutes of all applicable governmental authorities, including without limitation all environmental protection and sanitary laws and regulations, occupational safety and health regulations, and electrical codes.

                           (c) (i) The premises leased for use in conjunction
with the Stations are leased pursuant to the agreements described in Schedule
1.4 (the "Lease Agreements"), which are the sole and complete agreements concerning Seller's use of the leased premises. Neither Seller nor, to Seller's knowledge, any other party is in default, violation or breach in any material respect under any Lease Agreement, and to Seller's knowledge no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach thereunder, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement. No amount payable by Seller under any Lease Agreement is past due. Except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, Seller has not received any notice of a default, offset or counterclaim under any Lease Agreement or any other communication asserting non-compliance with any Lease Agreement. Seller enjoys peaceful and undisturbed possession of the premises leased by Seller under the Lease Agreement. Except as set forth on Schedule 6.8(c), the Lease Agreements are free and clear of all Liens arising from Seller's acts, except for lessors' interests in the leases. Seller has delivered to Buyer, true and complete copies of the Lease Agreements, together, in the case of any subleases or similar occupancy agreements, with copies of all overleases. Except as disclosed in
Schedule 6.8(c), Seller has full legal power and authority to assign its rights under the Lease Agreements to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability and continuity of any such lease.

                              (ii) To Seller's Knowledge, each Lease Agreement
is legal, valid, binding, enforceable and in full force and effect, and, except as expressly set forth in the subject Lease Agreement, Seller has the exclusive right to use and occupy the premises leased under each Lease Agreement.

                           (d) All utilities that are required for the full and
complete occupancy and use of the Real Property for the purposes for which such properties are presently being used by Seller, including without limitation electric, water, sewer, and telephone, have been connected and to Seller's knowledge are in good working order, except if otherwise to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement. By the Closing Date, Seller will have paid all charges for such utilities, including without limitation any "tie-in" charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Article IV.

                  6.9. Assigned Contracts. Except with respect to such terms and conditions that, in the aggregate, would not have a materially adverse effect on the Stations, the Assigned Contracts are assignable to Buyer on terms and conditions no less favorable than those in effect on the date hereof, subject to the obtaining of consent to assignment for those Assigned Contracts identified on Schedule 1.3(a) as requiring consent to assignment. As of the date hereof, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of the Closing, each Required Contract is in full force and effect and is unimpaired by any acts or omissions of Seller, Seller's employees, agents, officers, directors or shareholders. As of the date hereof, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of the Closing, Seller has complied in all material respects with all Assigned Contracts, and there has not occurred as to any Assigned Contract any material default by Seller or any event that, with notice or the lapse of time or otherwise, could become a material default by Seller. As of the date hereof, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of the Closing, Seller has not granted or been granted any material waiver or forbearance with respect to any of the Required Contracts. Except where such default by a third party would not have a materially adverse effect on the Stations, to the best knowledge of Seller, as of the date hereof, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of the Closing, there has not occurred as to any Assigned Contract any default by any other party thereto or any event that, with notice or the lapse of time or at the election of any person other than Seller, could become a default by such party. As of the date hereof, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, as of the Closing, those Assigned Contracts whose stated duration extends beyond the Closing Date will, at Closing, be in full force and effect and will be unimpaired by any acts or omissions of Seller, Seller's agents, employees, officers, directors or shareholders, except as may be reasonably necessary in the conduct of the Stations' business. Seller has provided to Buyer true and correct copies of all written Assigned Contracts, as modified to date, or true and complete memoranda describing the terms of all oral Assigned Contracts, and all material liabilities and obligations under such Assigned Contracts can be ascertained from such copies or memoranda. Except as permitted hereunder, the Assigned Contracts as amended through the date of this Agreement will not be modified without Buyer's written consent, which consent shall not be unreasonably withheld, and shall be deemed granted if Buyer does not notify Seller in writing of Buyer's reasonable grounds for withholding consent within five (5) business days of Buyer's receipt of Seller's written request for consent.

                  6.10. Employees.

                           (a) Schedule 6.10 contains a true and complete list
of all persons employed by Seller at the Stations, each such person's compensation and bonus arrangements and the Employee Plans listed in Schedule 6.11, if any, applicable to each such person. As of the date hereof, Seller is not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in Schedules 6.10 and 6.11 or included among the Operating Contracts. Except as described in Schedule 6.10, Seller has no knowledge as of the date hereof that any employee identified in
Schedule 6.10 currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement or otherwise.

                           (b) Except as disclosed in Schedule 6.10, Seller is
not a party to or subject to any contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees at the Stations. As of the date hereof, Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller at the Stations. As of the date hereof, there are no unfair labor practice charges pending or, to the best of Seller's knowledge, threatened against Seller; there are no pending or threatened strikes, arbitration proceedings involving labor matters or other labor disputes affecting Seller or the Stations; and Seller has not experienced any strikes, work stoppages or other significant labor difficulties of any nature at the Stations in the past two (2) years.

                  6.11. Employee Benefit Plans. Schedule 6.11 sets forth a true and complete list of each employee or retiree benefit or compensation plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or compensation, bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Seller is bound or that is or has been established or maintained or in respect of which Seller has had any obligation to contribute during the last three (3) years (each, an "Employee Plan"). Except pursuant to an Employee Plan, Seller has no fixed or contingent liability or obligation to or in respect of any person now or formerly employed at the Stations or any beneficiary or dependent of any such person, including, without limitation, in respect of pension or thrift benefits or payments, individual or supplemental pension benefits or payments or compensation arrangements, contributions to hospitalization or other health, life or other welfare benefits, incentive benefits or payments, bonus benefits or payments or vacation, sick leave, disability and termination benefits or payments, including workers' compensation. Except as disclosed on Schedule 6.11, no trade or business (whether or not incorporated) is or has been as of any date within the preceding six (6) years treated as a single employer together with Seller pursuant to Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Seller has not incurred or does not reasonably expect to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of Buyer or, following the Closing, remain a liability of the Stations under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the best knowledge of Seller, no event, transaction or condition has occurred or exists which could result in any such liability. Each of the Employee Plans has been operated and administered in all respects in accordance with all applicable laws, including but not limited to ERISA and the Code. It is expressly understood that Buyer is not assuming any obligation of Seller under or with respect to any Employee Plan.

                  6.12. Litigation. Except as set forth on Schedule 6.12, there is no unsatisfied judgment outstanding and no litigation, proceeding, claim or investigation of any nature pending or, to Seller's best knowledge, threatened against Seller or any of the Assets which is reasonably likely to materially adversely affect the continued operation of the Stations or materially impair the value of the Assets or which is reasonably likely to materially adversely affect Seller's ability to perform in accordance with the terms of this Agreement. Seller has no knowledge of any facts that could reasonably result in any proceedings that would be reasonably likely to have a material adverse effect on the Stations. With respect to each matter set forth therein, Schedule
6.12 sets forth a description of the forum for the matter, the parties thereto and the type and amount of relief sought.

                  6.13. Payment of Taxes. Seller has, or by the Closing Date will have, duly filed all tax returns and forms required to be filed in respect of the Stations and paid in full or discharged all taxes, assessments, excises, interest, penalties, deficiencies and other levies relating to the Assets, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date or that are to be prorated between Seller and Buyer pursuant to Article IV. To Seller's knowledge, no event has occurred that could impose on Buyer any liability for any taxes, penalties, or interest due or to become due from Seller from any taxing authority, except to the extent such event is caused by Buyer's performance or non-performance under the Time Brokerage Agreement.

                  6.14. Compliance With Laws. As of the date hereof, Seller has complied in all material respects with, and is not in material violation of any federal, state or local laws, regulations or orders (including any applicable statutes, ordinances or codes relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power) affecting the Assets, Seller's business, or the operation of the Stations. Without limiting the generality of the foregoing:

                           (a) As of the date hereof, the Stations' transmitting
and studio equipment is operating in all material respects in accordance with the terms and conditions of the Station Licenses and all underlying construction permits, and the rules, regulations and policies of the Commission, including without limitation all regulations concerning equipment authorization and human exposure to radio frequency radiation. To the best of Seller's knowledge, (i) the Stations are not causing interference in violation of Commission rules to the transmission of any other broadcast Station or communications facility and have not received any complaints with respect thereto and (ii) no other broadcast Station or communications facility is causing interference in violation of Commission rules to the Stations' transmissions or the public's reception of such transmissions.

                           (b) Seller has, in the conduct of the Stations'
business, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

                           (c) As of the date hereof, Seller has received no
notification from the Commission that Seller's affirmative action program for the Stations or Seller's other employment practices fail to comply with Commission rules and policies.

                           (d) As of the date hereof, all ownership reports,
employment reports, tax returns and other documents required to be filed by Seller with the Commission or other governmental authorities have been filed, and, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, will be filed through the Closing Date. Such items as are required to be placed in the Stations' local public inspection files have been placed in such files, and, subject to Buyer's fulfillment of its related obligations under the Time Brokerage Agreement, will be placed in such files until Closing. As of the date hereof, all proofs of performance and measurements that are required to be made by Seller with respect to the Stations' transmission facilities have been completed and filed at the Stations. As of the date hereof, and except as affected by Buyer's performance under the Time Brokerage Agreement, as of Closing, all information contained in the foregoing documents is true, complete and accurate in all material respects.

                           (e) All towers and other structures owned by Seller
and used in the operation of the Stations or located on the Real Property are obstruction marked and lighted to the extent required by, and in accordance with the rules and regulations of the FAA, the Commission and other federal, state and local authorities. To Seller's knowledge, appropriate tower registrations required to be filed with the FCC and appropriate notifications required to be filed with the FAA regarding the towers owned by Seller and used in the operation of the Stations or located on the Real Property have been filed.

                  6.15. Insolvency Proceedings. Neither Seller nor the Assets are the subject of any pending or threatened insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary. Seller has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings. After giving effect to the Transaction, Seller (i) will have sufficient capital to carry on its business and transactions, (ii) will be able to pay its debts as they mature or become due, and (iii) will own assets the fair value of which will be greater than the sum of all liabilities (including contingent liabilities) of Seller not specifically assumed by Buyer pursuant to the terms of this Agreement. Seller is not insolvent nor will it become insolvent as a result of entering into this Transaction.

                  6.16. Citizenship. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code. On the Closing Date, Seller will deliver to Buyer an affidavit to that effect, verified as true and sworn to under penalty of perjury by a duly-authorized officer of Seller. The affidavit shall also set forth Seller's name, address, taxpayer identification number, and such additional information as may be required to exempt the Transaction from the withholding provisions of Section 1445 of the Code. Buyer shall have the right to furnish copies of the affidavit to the Internal Revenue Service.

                  6.17. Patents, Trademarks, Copyrights.(a) The call signs and all slogans, logos, copyrights, patents, trademarks, trade names, service marks, and other similar intangible property rights, including registrations and applications to register or renew the registrations of any of the foregoing, used as of the date hereof to promote or identify the Stations, or otherwise used in connection with the Stations' business, are listed or described on
Schedule 1.5 (the "Promotional Rights"). The Promotional Rights are either owned or validly licensed by Seller, and Schedule 1.5 identifies which Promotional Rights are so owned and which are licensed, and if licensed, the royalties paid thereon and the parties paid thereunder. Except to the extent due to Buyer's performance or non-performance under the Time Brokerage Agreement, the operations of the Stations do not infringe any copyright, patent, trademark, trade name, service mark, or other similar right of any third party. Except in connection with its agreements with Cox Interactive Media, McDonald's Corporation, and Power Pulse Magazine, Seller has not sold, licensed or otherwise disposed of any Promotional Rights to any person or entity and Seller has not agreed to indemnify any person or entity for any patent, trademark or copyright infringement. Schedule 1.5 lists all of the Promotional Rights which have been duly registered by Seller with, filed by Seller in, or issued at the request of Seller by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

                           (b) As of the date hereof, and, except to the extent
due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, Seller does not have any knowledge, nor has Seller received any notice to the effect that its use of any of the Promotional Rights may be or are claimed to infringe on the right of another. As of the date hereof, and, except to the extent due to Buyer's performance or non-performance under the Time Brokerage Agreement, as of Closing, Seller has no knowledge of any infringement or unlawful or unauthorized use of such Promotional Rights, including without limitation the use of any call sign, slogan or logo by any broadcast or cable Station in the Phoenix, Arizona area that may be confusingly similar to the call signs, slogans, and logos currently used by the Stations.

                  6.18. Financial Statements. Seller has furnished Buyer with the financial statements listed or described on Schedule 6.18 (the "Financial Statements"). The year-end Financial Statements: (i) have been prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") on a consistent basis throughout the periods involved and as compared with prior periods and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Stations as of the dates and for the periods indicated. The monthly and other interim Financial Statements: (i) have been prepared in accordance with GAAP on a consistent basis throughout the periods involved (except to the extent noted thereon) and on a basis consistent with the year-end Financial Statements, and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Stations as of the dates and for the periods indicated in all material respects. Except as reflected in the Financial Statements or otherwise disclosed to Buyer in writing, no event has occurred since the preparation of the most recent Financial Statements that would make such Financial Statements misleading in any respect.

                  6.19. Sufficiency of Assets. The Assets are reasonably sufficient to operate the Stations as they are operated as of the date hereof in all material respects.

                  6.20. No Misleading Statements. No statement made by Seller to Buyer in this Agreement contains any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information not misleading as of the date hereof. Any information disclosed in any provision of or schedule to this Agreement shall be deemed to be disclosed for the purposes of all provisions and schedules to this Agreement.

                  6.21. Broadcast Cash Flow. The broadcast cash flow for the Stations (the "BCF") for the twelve month period that ended July 31, 1998 is greater than or equal to the BCF for calendar year 1997.

                  6.22. Limitation of Buyer's Representations and Warranties. Seller acknowledges and agrees that except as expressly set forth in this Agreement, Buyer makes no representations or warranties of any nature with respect to the matters discussed herein.

                  6.23. Definition of Seller's Knowledge. As used in this Agreement, references to the knowledge of Seller shall be deemed to refer to matters: (i) within the actual, conscious knowledge of Wolpin or Weber, without imputation of the knowledge of any other person; or (ii) as to which a reasonable person in the same position as Wolpin or Weber would be expected to have knowledge.

                                  ARTICLE VII.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer makes the following representations and warranties, all of which have been relied upon by Seller in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct as of Closing.

                  7.1. Organization. Buyer is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Delaware, and is duly qualified to do business in the State of Arizona.

                  7.2. Authorization. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on its part. Buyer will deliver evidence of such authorization at Closing. This Agreement has been duly executed by Buyer and delivered to Seller and to Buyer's knowledge constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  7.3. No Breach. None of (i) the execution, delivery and performance of this Agreement by Buyer, (ii) the consummation of the Transaction, or (iii) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation, bylaws, any judgment, decree, order, agreement, lease or other instrument to which Buyer is a party or by which Buyer is legally bound, or any law, rule or regulation applicable to Buyer.

                  7.4. Litigation. There is no action, suit, investigation or other proceedings pending or, to Buyer's best knowledge, threatened which may adversely affect Buyer's ability to perform in accordance with the terms of this Agreement, and Buyer is unaware of any facts which could reasonably result in any such proceeding.

                  7.5. No Misleading Statements. To Buyer's knowledge, no statement made by Buyer to Seller and no information provided or to be provided by Buyer to Seller pursuant to this Agreement or in connection with the negotiations covering the purchase and sale contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information not misleading.

                  7.6. Qualification as Broadcast Licensee. Buyer knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC and other federal agencies and departments, disqualify Buyer from becoming the licensee of the Stations. There are no proceedings, complaints, notices of forfeiture, claims, investigations pending or, to the knowledge of Buyer, threatened against any or in respect of any of the broadcast stations licensed to Buyer or its affiliates that would materially impair the qualifications of Buyer to become a licensee of the Stations.

                  7.7. Limitation of Seller's Representations and Warranties. Buyer acknowledges and agrees that except as expressly set forth in this Agreement, Seller makes no representations or warranties of any nature with respect to the Assets or the Stations. At Closing, provided that Seller has complied fully with its obligations under Section 9.8, Buyer shall have fully investigated and evaluated the condition and operation of the Assets and shall acquire the Assets on an "As-Is," "Where-Is" basis, subject only to the representations and warranties expressly set forth herein.

                  7.8. Buyer's In-Market Revenue. Buyer represents, as of the date hereof, that the comparable revenues of Buyer's radio stations in the Phoenix, Arizona radio market are, in the aggregate, not materially greater than the figures for estimated station revenues set forth in the most recent edition of the Radio Market Report published by BIA Research, Inc.

                                  ARTICLE VIII.
                              ENVIRONMENTAL MATTERS

                  8.1. Definitions.

                  "Environmental Law" means any and all federal, state, local or foreign statutes, laws, regulations, guidances, policies, ordinances, court decisions, orders or rules relating to the environment; occupational safety and health; the effect of the environment or Hazardous Materials on human health; emissions, discharges or releases of Hazardous Materials into the environment, including without limitation into ambient air, surface water, groundwater or land;

or otherwise relating to the handling of Hazardous Materials or the clean-up or other remediation thereof.

                  "Hazardous Materials" means any and all "hazardous substances" "hazardous wastes," "pollutants," "contaminants" or "toxic substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and regulations promulgated thereunder, or any analogous state and local laws and regulations; including but not limited to petroleum and petroleum products, polychlorinated biphenyls ("PCBs") and asbestos.

                  "Affiliates" means entities that control Seller, are under control of Seller or are under common control with Seller.

                  8.2. Environmental Compliance. Except as set forth on Schedule 8.2:

                           (a) As of the date hereof and, except to the extent
caused after the TBA Commencement Date by Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer, as of Closing, with respect to the Assets or operation of the Stations, Seller and its predecessors and Affiliates are in compliance in all material respects with all Environmental Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or threatened against Seller which: (i) asserts or alleges that Seller violated any Environmental Laws; (ii) asserts or alleges that Seller is required to clean up, remove or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials; or
(iii) asserts or alleges that Seller is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials. Without limiting the generality of the foregoing, to the knowledge of Seller, each of Seller and its Affiliates is in full compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under Environmental Laws with respect to the Assets or operation of the Stations;

                           (b) Except for the presence of asbestos-containing
materials at the Real Property, to the knowledge of Seller as of the date hereof and, and, except to the extent caused after the TBA Commencement Date by Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer, as of Closing, no Person has caused or permitted Hazardous Materials to be stored, deposited, treated, recycled or disposed of on, under or at any Real Property owned, leased, used or occupied by Seller which Hazardous Materials, if known to be present, would require the expenditure of material costs for cleanup, removal or other remedial action under any Environmental Laws;

                           (c) To Seller's knowledge as of the date hereof and,
except to the extent caused by Buyer's performance under the Time Brokerage Agreement, as of Closing, there are not now, nor, to the knowledge of Seller, have there previously been, underground or above ground storage on, under, or at the Real Property which have, or to the knowledge of Seller, are likely to require the expenditure of material costs for achieving compliance with Environmental Laws or for cleanup, removal or some other remedial action under Environmental Laws;

                           (d) To Seller's knowledge as of the date hereof and,
and, except to the extent caused after the TBA Commencement Date by Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer, as of Closing, there are no conditions existing currently which would subject Seller to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require the expenditure of material costs for cleanup, removal, or other remedial action pursuant to Environmental Laws by Seller; and

                           (e) To Seller's knowledge as of the date hereof and,
and, except to the extent caused after the TBA Commencement Date by Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer, as of Closing, Seller is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any governmental body or agency at any site listed on the Federal National Priorities List or any similar State list of contaminated sites.

                                   ARTICLE IX.
                             PRE-CLOSING OBLIGATIONS

                  The parties covenant and agree as follows with respect to the period prior to the Closing Date:

                  9.1. Application for Commission Consent. Within five (5) business days after the date hereof (the "Application Filing Date"), Seller and Buyer shall join in and file an application or applications requesting the Commission's written consent to the assignment of the Station Licenses from Seller to Buyer (the "Assignment Applications"), and they will diligently take all steps necessary or desirable and proper to prosecute expeditiously the Assignment Applications, including, without limitation, compliance with the public notice requirements of the Communications Act of 1934, as amended. The failure by either party to timely file or diligently prosecute its portion of the Assignment Applications shall be deemed a material breach of this Agreement. Each party shall bear its own expenses in connection with the preparation, filing and prosecution of the Assignment Applications. Buyer shall not directly or indirectly, through its "ultimate parent entity," as defined in the HSR Act, any affiliate or otherwise, acquire or agree to acquire any other radio or television station in the Phoenix, Arizona area or any attributable interests therein at any time prior to the earlier of the Closing Date or the date the consent of the FCC to the Assignment Applications (the "FCC Consent") becomes a Final Order, except (i) where such actions would not delay more than thirty (30) days either the FCC Consent or the expiration of the waiting period under the HSR Act, as defined below, without a second request by the Federal trade Commission or the Department of Justice for information regarding this transaction; or (ii) as part of a multi-station, multi-market transaction, in which case Buyer shall agree to enter into one or more contracts for the sale, transfer, or other disposal as necessary of any additional stations in the Phoenix, Arizona area within six (6) months of the date of acquisition thereof.

                  9.2. Hart-Scott-Rodino Act. Within ten (10) business days after the date of this Agreement, each party shall submit to the United States Department of Justice and the United States Federal Trade Commission all forms and information applicable to the transaction required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act"), and shall furnish to the other party all information that the other reasonably requests in connection with such filings.

                  9.3. Other Governmental Consents. Promptly following the execution of this Agreement, Seller and Buyer shall proceed to prepare and file with the appropriate governmental authorities (other than the Commission) such requests, if any, for approval or waiver as may be required from such governmental authorities in connection with the Transaction, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

                  9.4. Financial Information. Between the date hereof and the earlier of the TBA Commencement Date and the Closing Date, Seller shall furnish Buyer with monthly financial statements within thirty (30) days after the end of each calendar month, and with such sales, expense and other financial reports as are prepared by Seller in the ordinary course of business.

                  9.5. Consents. Seller shall use its commercially reasonable best efforts to obtain the consents of the other contracting parties to the assignment of the Assigned Contracts requiring such consent. The delivery of the Required Consents shall be a condition to Buyer's obligation to close under
Section 10.2.7.

                  9.6. Surveys. Within thirty (30) days after the date of this Agreement, Seller shall deliver to Buyer surveys of the Real Property (the "Surveys") sufficient to remove any "survey exception" from the title insurance policies to be issued pursuant to the Title Commitment. Within fifteen (15) days of receipt of the Surveys, Buyer shall give Seller notice of any exceptions to matters revealed by the Surveys that would reasonably be expected to have a material adverse effect on the Stations or to result in material costs to Buyer after Closing (the "Objectionable Exceptions"). If Buyer fails to give such notice in a timely manner, Buyer shall be deemed to have accepted matters revealed by the Surveys other than the Objectionable Exceptions expressly set forth in the notice. Within fifteen (15) days after receipt of Buyer's notice, Seller shall notify Buyer that, with respect to each Objectionable Exception, Seller will (i) attempt to cure or remove such Objectionable Exception prior to Closing and, if unable to cure or remove such Objectionable Exceptions, indemnify Buyer regarding such Objectionable Exception pursuant to Section 12.1.1, or (ii) neither cure or remove nor indemnify Buyer regarding such Objectionable Exception, in which case Buyer shall have the option to terminate this Agreement by giving Seller written notice thereof within fifteen (15) business days of receipt of notice of Seller's election, or Buyer shall be deemed to have waived such right of termination.

If Seller fails to elect either of options (i) or (ii) above within the fifteen
(15) day period, then Seller shall be deemed to have elected option (i).

                  9.7. Confidentiality. Each party agrees that any and all information learned or obtained by it from the other (and that is not otherwise public or known in the radio broadcast industry) shall be confidential and agrees not to disclose any such information to any person whatsoever other than as is necessary for the purpose of effecting the Transaction or as otherwise required by law.

                  9.8. Access. Except as otherwise provided in the Time Brokerage Agreement, between the date hereof and the Closing Date, Seller shall give, upon prior notice and at such times as are necessary or desirable for maintaining confidentiality regarding the transaction contemplated under this Agreement, Buyer or representatives of Buyer (including underwriters, lenders, consultants and investors) reasonable access to the Assets and to the books and records of Seller relating to the business and operation of the Stations. It is expressly understood that, pursuant to this Section, Buyer, at its sole expense, shall be entitled to make such engineering inspections of the Stations and surveys of the Real Property, and such audits of the Stations' financial records as Buyer may desire, so long as the same do not unreasonably interfere with Seller's operation of the Stations.

                  9.9. Employee Matters.

                           (a) As set forth on Schedule 6.10, Seller has
provided to Buyer an accurate list of all current employees of the Stations together with a description of the terms and conditions of their respective employment and their duties as of the date of this Agreement. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

                           (b) Upon the earlier of the TBA Commencement Date or
the Closing Date, Buyer shall hire the employees of Seller identified on
Schedule 9.12(b) (the "Scheduled Employees"), and other employees of Seller hired pursuant to Section 1.3(b)(ii), and assume their employment contracts as listed on Schedule 1.3(a). If the parties enter into and perform the Time Brokerage Agreement, then the two employees of Seller in its capacity as Licensee under the Time Brokerage Agreement shall be hired by Buyer as of the Closing Date. Nothing in this Agreement shall obligate Buyer to hire any employee of Seller, except as set forth above. Buyer may extend offers of employment to those other employees of Seller whom it desires to hire, which offers shall be on terms and conditions that Buyer shall determine in its sole discretion. Such employees who accept such offers and enter into employment with Buyer are hereinafter referred to as the "Hired Employees." Except as may relate to any claims by Buyer or any Hired Employee against Seller, Seller waives any claims against Buyer or any of the Hired Employees arising from the offer of employment to, or acceptance of employment by, any Hired Employee, including without limitation any claims arising from any employment agreement or non-compete agreement. On or prior to the earlier of the TBA Commencement Date or Closing, Seller shall (i) compensate each of the Scheduled Employees and the Hired Employees for all accrued vacation and sick leave; (ii) terminate the employment of all Hired Employees and cooperate with, and use its best commercially reasonable efforts to assist, Buyer in its efforts to secure satisfactory employment arrangements with the Hired Employees to whom Buyer makes offers of employment. For purposes of clause (i) of the preceding sentence, "accrued" shall mean an amount of vacation or leave that:
(i) has been earned by a Scheduled or Hired Employee or granted to such Scheduled or Hired Employee by Seller, acting in the ordinary course of business consistent with past practice, in respect of a particular period of such Scheduled or Hired Employee's employment, all or part of which period precedes the Closing Date, (ii) is the proportional part of such vacation or leave corresponding to all or such portion of such period of employment prior to the Closing Date, and (iii) has not been taken by such Scheduled or Hired Employee and for which such Scheduled or Hired employee has not been compensated. After the date that the Scheduled Employees and Hired Employees begin employment with Buyer and during the time that Buyer shall collect Seller's Accounts Receivable pursuant to this Agreement or the Time Brokerage Agreement, as applicable, Buyer shall pay commissions to such employees in respect of sales entered prior to such date but for which payment is not collected until after such date, deducting such commissions from the amounts collected by Buyer on such Accounts Receivable.

                           (c) Nothing contained in this Agreement shall confer
upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Hired Employees at any time, with or without cause, provided that Buyer shall not terminate the employment of any employee identified on Schedule 9.1 2(b) except in accordance with the terms of such employee's employment agreement with Seller (as assigned to, and assumed by, Buyer).

                  9.10. Operations Prior to Closing. Between the date of this Agreement and the Closing Date, and except to the extent of Buyer's obligations under the Time Brokerage Agreement:

                           (a) Seller shall operate the Stations in the normal
and usual manner, consistent with Seller's past practice and the rules, regulations, and policies of the Commission and all terms and conditions of the Station Licenses, and shall conduct the Stations' business only in the ordinary course. To the extent consistent with such operations, Seller shall use its commercially reasonable best efforts to: (i) maintain the present character and entertainment format of the Stations and the quality of their programs; (ii) keep available for Buyer the services and number of the Stations' present employees reasonably necessary for the operation of the Stations; (iii) preserve the Stations' present customers and business relations; (iv) continue to make expenditures and engage in activities designed to promote the Stations; (v) continue making capital expenditures in accordance with the capital expenditure budget for the Stations and otherwise consistent with past practices of the Stations; and (vi) undertake to collect their accounts receivable in accordance with Seller's normal and customary collection practices.

                           (b) Seller shall: (i) subject to Article XIV,
maintain the Assets in their present condition (reasonable wear and tear in normal use excepted); and (ii) maintain all inventories of supplies, tubes, and spare parts at levels consistent with the Stations' prior practices.

                           (c) Seller shall maintain its books and records in
the usual and ordinary manner, on a basis consistent with prior periods.

                           (d) Seller shall comply with all laws, rules,
ordinances and regulations applicable to it, to the Assets and to the business and operation of the Stations, where the failure to so comply will have a material adverse effect on the Assets or the Stations, or on the interests of Buyer therein.

                           (e) Except to the extent that such defaults in the
aggregate do not have a material adverse effect on the Stations or on any Required Contract, Seller shall perform its obligations under all Assigned Contracts without default and shall pay all of Seller's trade accounts payable in a timely manner; provided, however, that Seller may dispute, in good faith, any alleged obligation of Seller.

                           (f) Seller shall not, without the express written
consent of Buyer which shall not be unreasonably withheld, and which shall be deemed given in the event Buyer has not responded to a written request therefor within ten (10) days: (i) sell or agree to sell or otherwise dispose of any of the Assets (A) other than in the ordinary course of business, and (B) unless such Assets are (x) obsolete or worn beyond use and no longer necessary for the conduct of the operation of the Stations as conducted on the date hereof, or (y) replaced prior to Closing by assets of equal or greater worth, quality and utility; (ii) acquiesce in any infringement, unauthorized use or impairment of the Intangible Property, or change the Stations' call signs; (iii) enter into any employment contract on behalf of the Stations unless the same is terminable at will and without penalty; or (iv) enter into any other contract, lease or agreement that will be binding on Buyer after Closing.

                  9.11. Adverse Developments. Seller shall promptly notify Buyer of any unusual or materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Stations; provided, however, that Seller's compliance with the disclosure requirements of this Section 9.14 shall not relieve Seller of any obligation with respect to any representation, warranty or covenant of Seller in this Agreement or waive any condition to Buyer's obligations under this Agreement.

                  9.12. Administrative Violations. If Seller receives any finding, order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Stations' operations violates any rule or regulation of the Commission or of any other governmental authority (an "Administrative Violation"), including without limitation any rule or regulation concerning environmental protection, the employment of labor, or equal employment opportunity, Seller shall promptly notify Buyer of the Administrative Violation and, except to the extent that such Administrative Violation is the result of Buyer's performance under the Time Brokerage Agreement, remove or correct the Administrative Violation and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

                  9.13. Bulk Sales Act. Seller agrees to indemnify, defend, and hold Buyer harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws.

                  9.14. Asbestos-Containing Material. Prior to the earlier of the TBA Commencement Date and the Closing Date, Seller shall commence and thereafter diligently complete, at Seller's expense, any actions legally required and consistent with sound environmental practice to address asbestos-containing materials identified as being present at the Real Property in the report of the environmental assessment of the Real Property completed on behalf of Buyer by Versar, Inc. based on its site inspections at the Real Property conducted prior to the date hereof.

                  9.15. Control of Stations. This Agreement shall not be consummated until after the Commission has given its written consent thereto, and notwithstanding anything herein to the contrary, between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operation of the Stations. Such operations shall be the sole responsibility of Seller; provided, however, that concurrently with the execution of this Agreement, the parties shall execute the Time Brokerage Agreement.

                                   ARTICLE X.
                              CONDITIONS PRECEDENT

                  10.1. Mutual Conditions. The obligation of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                           10.1.1. Governmental Consents. The Commission shall
have granted the FCC Consent. Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without receipt of any second or subsequent request for information from the Department of Justice or Federal Trade Commission, or the time period for further action by such agencies following any such second or subsequent request for information shall have passed, and there shall have been neither any commencement of any litigation by any governmental authority of competent jurisdiction to restrain the consummation of the Transaction, nor any written notice from such governmental authority of a decision to commence such litigation, which has not been withdrawn or otherwise resolved.

                           10.1.2. Absence of Litigation. As of the Closing
Date, no order enjoining, restraining, or prohibiting the consummation of the Transaction shall have been entered by any court, the Commission, or any other governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.

                  10.2. Conditions to Buyer's Obligation. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                           10.2.1. Representations and Warranties. Except as
expressly set forth therein, the representations and warranties of Seller to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made, except where such inaccuracy will not have a material adverse effect upon the operations of the Stations or impose material obligations on Buyer for which Seller does not agree to be responsible; provided, however, that, in the event any of the representation and warranties of Seller contained in Sections 6.7, 6.8(b), 6.8(c)(ii), 6.17(b), or 8.2 fail to satisfy the requirements of this Section 10.2.1, and the event giving rise to such failure shall have occurred after the TBA Commencement Date (as to such specified provisions, a "Post-TBA Default"), then such Post-TBA Default shall not relieve Buyer of its obligation to close in accordance with the terms hereof. The limitation as to Post-TBA Defaults set forth in the preceding sentence shall affect neither Buyer's right to obtain any other relief otherwise available in the event of a Post-TBA Default nor Seller's rights and Buyer's obligations in respect of any other representations and warranties of Seller set forth herein.

                           10.2.2. Compliance with Conditions. All of the terms,
conditions and covenants to be complied with or performed by Seller on or before the Closing Date shall have been timely complied with and performed in all material respects, except where such non-compliance will not have a material adverse effect upon the operation of the Stations, the financial condition of the Assets, or Buyer's interests therein.

                           10.2.3. Title Commitment. Buyer shall have received
the commitment of a title insurance company reasonably satisfactory to Buyer agreeing to issue to Buyer, at standard rates, current ALTA form extended coverage title insurance policies, insuring Buyer's interest in the Real Property (the "Title Commitment"), which shall reveal nothing inconsistent with Seller's representations and warranties hereunder.

                           10.2.4. Validity of Station Licenses. On the Closing
Date, Seller shall be the owner and holder of the Station Licenses to the extent that such authorizations can be owned or held by Seller under the Communications Act of 1934, as amended; the Station Licenses shall be in full force and effect, valid for the balance of the current license term as set forth in Schedule 1.1; and the Station Licenses shall be unimpaired by any acts or omissions of Seller or Seller's employees, agents, officers, directors or shareholders.

                           10.2.5. Closing Documents. Seller shall deliver to
Buyer all of the closing documents specified in Section 11.2.1, all of which documents shall be dated as of the Closing Date, duly executed, and in a form reasonably acceptable to Buyer and to Seller.

                           10.2.6. Third Party Consents. Subject to Article II,
Seller shall have obtained all the Required Consents.

                           10.2.7. Estoppel Certificates. Seller shall have
obtained such fee owner's consents as are required for assignment of the Lease Agreements, and such estoppel certificates with respect to the Lease Agreements for the leased premises as are reasonably requested by Buyer not less than thirty (30) days prior to the Closing Date, provided that if Seller is unable after reasonable good faith effort to obtain execution of such estoppel certificates, then

Seller shall have the right to deliver a certificate of Seller with respect to the information that would otherwise be set forth in a reasonable fee owner's estoppel certificate.

                           10.2.8. Settlement of Claims. Seller shall have used
its commercially reasonable best efforts to settle any and all claims against Seller that would reasonably be expected to materially and aversely affect or concern the Assets after Closing.

                           10.2.9. Finality. The FCC Consent shall have become a
Final Order. "Final Order" means an order or action of the Commission that, by reason of expiration of time or exhaustion of remedies, is no longer subject to administrative or judicial reconsideration or review.

                  10.3. Conditions to Seller's Obligation. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions:

                           10.3.1. Representations and Warranties. The
representations and warranties of Buyer to Seller shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                           10.3.2. Compliance with Conditions. All of the terms,
conditions and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been timely complied with and performed in all material respects.

                           10.3.3. Payment. Buyer shall pay Seller the Total
Consideration as provided in Article III.

                           10.3.4. Closing Documents. Buyer shall deliver to
Seller all the closing documents specified in Section 11.2.2, all of which documents shall be dated as of the Closing Date, duly executed, and in a form reasonably satisfactory to Seller.

                                   ARTICLE XI.
                                     CLOSING

                  11.1. Closing Date. Except as otherwise provided in this Section, the Closing hereunder shall occur on a date mutually agreeable to Buyer and Seller no later than the last day of the month after the fifth business day after the later of (i) the Commission's action granting its consent to the Assignment Applications has become a Final Order, or, at the election of the Buyer, the date of the Commission's action granting its consent and (ii) the date on which the applicable waiting period under the HSR Act has expired or been earlier terminated without receipt of any second or subsequent request for information from the Department of Justice or Federal Trade Commission, or the time period for further action by such agencies following any such second or subsequent request for information shall have passed, and there shall have been neither any commencement of any litigation by any governmental authority of competent jurisdiction to restrain the consummation of the Transaction, nor any written notice from such governmental authority of a decision to commence such litigation, which has not been withdrawn or otherwise resolved (the "Closing Date"); provided, however, that in the event the parties execute the Time Brokerage Agreement, the Closing Date shall not be earlier than January 4, 1999; provided further, that, in the event the parties execute the Time Brokerage Agreement, Buyer shall have the option, in its sole discretion, to delay the Closing for up to six (6) months after the later of January 4, 1999 and the date that the conditions set forth in clauses (i) and
(ii) above have been satisfied (but in no event more than twelve (12) months following the date of this Agreement), in which event Buyer shall notify Seller at least ten (10) business days prior to the date that would otherwise have been the Closing Date of its exercise of such option to delay the Closing, and shall thereafter notify Seller at least five (5) business days prior to the date chosen by Buyer to be the Closing Date. The Closing shall be effective as of 11:59 p.m. on the Closing Date. The Closing shall take place at the offices of Buyer's counsel in Washington, D.C., commencing at 10:00 a.m. on the Closing Date. If, as of the Closing Date, any condition precedent described in Article X has not been satisfied, the party that is entitled to require that such condition be satisfied may (in its sole discretion) notify the other party of the absence of such condition precedent at or before the Closing and simultaneously therewith postpone the Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, and such postponed date shall constitute the new Closing Date for all purposes hereunder, provided that in no event shall either party have the right to postpone the Closing Date beyond the date that is twelve (12) months following the date of this Agreement. Each of the parties shall use its reasonable best efforts to obtain any FCC authority necessary to schedule the Closing Date as contemplated in this Section.

                  11.2. Performance at Closing. Except as otherwise provided in the Time Brokerage Agreement, the following documents shall be executed and delivered at Closing:

                           11.2.1. By Seller Seller shall deliver to Buyer:

                           (a) A certificate executed by Seller attesting to
Seller's compliance with the matters set forth in Sections 10.2.1 and 10.2.2, together with certified copies of (i) the Certificate of Incorporation of Seller and (ii) appropriate evidence of Seller's authorization to enter into and consummate this Agreement.

                           (b) One or more assignments transferring to Buyer all
of the assignable interests of Seller in and to the Station Licenses, the Station Applications, and all other licenses, permits, and authorizations issued by any other governmental authorities that are used in or necessary for the lawful operation of the Stations.

                           (c) One or more bills of sale conveying to Buyer the
Station Equipment.

                           (d) One or more assignments, together with all
Required Consents, assigning to Buyer all of the Assigned Contracts, the Station Records and the Intangible Property.

                           (e) One or more assignments, warranty deeds or other
appropriate instruments conveying to Buyer all rights of Seller in the Real Property and all consents to such assignments necessary for the legally enforceable assignment of such interests.

                           (f) The Covenants.

                           (g) An opinion of Seller's counsel, in form and
content reasonably acceptable to Buyer's counsel.

                           (h) The affidavit described in Section 6.16.

                           11.2.2.    By Buyer.  Buyer shall deliver to Seller:

                           (a) A certificate executed by Buyer attesting to
Buyer's compliance with the matters set forth in Sections 10.3.1 and 10.3.2, together with certified copies of (i) the Certificate of Incorporation of Buyer and (ii) appropriate evidence of Buyer's authorization to enter into and consummate this Agreement.

                           (b) The Total Consideration.

                           (c) Such assumption agreements and other instruments
and documents as are required to make, confirm, and evidence Buyer's assumption of and obligation to pay, perform, or discharge Seller's obligations under the Assumed Liabilities.

                           (d) An opinion of Buyer's counsel, in form and
content reasonably acceptable to Seller's counsel.

                           11.2.3. Other Documents and Acts. The parties will
also execute such other documents and perform such other acts, before and after the Closing Date, as may be reasonably necessary for the complete implementation and consummation of this Agreement; provided that in no event shall the execution of such other documents or performance of such other acts impose any liabilities on either party not contemplated in this Agreement.

                                  ARTICLE XII.
                            POST-CLOSING OBLIGATIONS

                  The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:

                  12.1. Indemnification.

                           12.1.1. Buyer's Right to Indemnification. Seller
undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer, its parent, subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee, except to the extent caused by Buyer's performance or non-performance under the Time Brokerage Agreement, arising from (i) the claims of third parties with respect to operation of the Stations or ownership of the Assets prior to Closing not included in the Assumed Liabilities or otherwise consented to by Buyer in writing; (ii) a material breach, misrepresentation, or other violation of any of Seller's covenants, warranties or representations contained in this Agreement; (iii) all liabilities of Seller or the Stations not included in the Assumed Liabilities or otherwise consented to by Buyer in writing; (iv) all liens, charges, or encumbrances on any of the Assets which are not expressly permitted by this Agreement or otherwise consented to by Buyer in writing; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; and (vi) any breach or default by Seller under any Assigned Contract prior to Closing. The foregoing indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

                           12.1.2. Seller's Right to Indemnification. Buyer
undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Seller, and hold harmless Seller, its parent, subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Seller Indemnitees") against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by a Seller Indemnitee, except to the extent caused by Seller's performance under the Time Brokerage Agreement, arising from (i) the operation of the Stations or ownership of the Assets after Closing; (ii) a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement; (iii) all liabilities included in the Assumed Liabilities or otherwise consented to by Buyer in writing; and
(iv) any breach or default by Buyer under any Assigned Contract after Closing. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

                           12.1.3. Conduct of Proceedings. If any claim or
proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification except to the extent that such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to compromise, settle, or dispose of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party as set forth herein and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Indemnified Party with respect to such claim, including any settlement, subject to the Indemnitor's right to contest the underlying obligation to indemnify the Indemnified Party.

                           12.1.4. Indemnification Not Sole Remedy. The right to
indemnification hereunder shall not be the exclusive remedy of any party in connection with any breach by another party of its representations, warranties, or covenants, nor shall such indemnification be deemed to prejudice or operate as a waiver of any remedy to which any party may otherwise be entitled as a result of any such breach.

                           12.1.5. Right of Offset. Each of Buyer and Seller
shall have the right to offset against amounts owing to the other any amounts owing to such party pursuant to this Article XII.

                           12.1.6. Conditions of Indemnification.
Notwithstanding any other provision hereof, no Indemnified Party shall be entitled to make a claim for indemnification against an Indemnitor in respect of any breach of this Agreement except to the extent that the aggregate amount of such damages exceeds the amount of Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that once such aggregate has been exceeded, such Indemnitor shall be liable for the full amount of such damages.

                  12.2. Post-Closing Access. Each party agrees that it will use reasonable efforts to cooperate with and make available to the other party, during normal business hours and upon reasonable notice, all books and records which are necessary or reasonably useful in connection with any tax inquiry, audit, investigation or dispute, any litigation brought by any party that is unrelated to the requesting party or investigation brought by any party that is unrelated to the requesting party or any other matter requiring any such books and records, information, or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this Section 12.2 shall be kept confidential by the party receiving it. If Buyer or Seller is required by legal process or operation of law to disclose any confidential information, it shall provide the other party with prompt written notice of such request so that such other party may seek an appropriate protective order.

                                  ARTICLE XIII.
                              DEFAULT AND REMEDIES

                  13.1. Termination by Seller. This Agreement may be terminated by Seller and the purchase and sale of the Stations abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                           (a) If on the date that would otherwise be the
Closing Date (subject to the right of Buyer to cure provided in Section 13.3 hereof and to postpone the Closing Date as set forth in Section 11.1) any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied in all material respects or waived in writing by Seller.

                           (b) If there shall be in effect on the date that
would otherwise be the Closing Date any judgment, decree or order that would prevent or make unlawful the Closing.

                           (c) If the Closing shall not have occurred by the
date that is twelve (12) months after the Contract Date (the "Outside Date") for reasons other than Seller's default.

                           (d) For material default hereunder by Buyer, subject
to Section 13.3, or material default by Buyer under the Time Brokerage Agreement, subject to the applicable cure provisions thereof.

                  13.2. Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Stations abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                           (a) If on the date that would otherwise be the
Closing Date (subject to the right of Seller to cure provided in Section 13.3 and to postpone the Closing Date as set forth in Section 11.1) any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied in all material respects or waived in writing by Buyer.

                           (b) If there shall be in effect on the date that
would otherwise be the Closing Date any judgment, decree or order that would prevent or make unlawful the Closing.

                           (c) If the Closing shall not have occurred by the
Outside Date.

                           (d) For material default hereunder by Seller, subject
to Section 13.3, or material default by Seller under the Time Brokerage Agreement, subject to the applicable cure provisions thereof.

                           (e) If Seller elects to neither cure or remove nor
indemnify Buyer for an Objectionable Exception pursuant to Section 9.6.

                  13.3. Breach and Opportunity to Cure. If either party believes the other to be in default hereunder, the non-defaulting party shall provide the defaulting party with notice specifying in reasonable detail the nature of such default. If such default has not been cured by the earlier of: (i) the Closing Date, or (ii) within FIFTEEN (15) days after delivery of such notice, then the party giving such notice may (x) terminate this Agreement, (y) extend the Closing Date under Section 11.1 (but no such extension shall constitute a waiver of such non-defaulting party's right to terminate as a result of such default), and/or (z) exercise the remedies available to such party pursuant to Section
13.4 or 13.5, subject to the right of the other party to contest such action through appropriate proceedings.

                  13.4. Seller's Remedies. The parties recognize that if, prior to Closing, Buyer breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Seller for its injury. Seller shall therefore be entitled, in addition to any other remedies that may be available (including but not limited to the provisions of Section
12.1 (relating to Indemnification)), to obtain specific performance of the terms of this Agreement prior to Closing. If any action is brought by Seller to enforce this Agreement prior to Closing, Buyer shall waive the defense that there is an adequate remedy at law. Following the Closing, Seller shall be entitled, in addition to any other remedies that may be available, to seek specific performance of the terms of this Agreement if such remedy is available at equity. In the event Seller elects to terminate this Agreement as a result of Buyer's default instead of seeking specific performance, Seller shall be entitled to recover Seller's actual damages.

                  13.5. Buyer's Remedies. The parties recognize that if, prior to Closing, Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available (including but not limited to the provisions of Section 12.1 (relating to Indemnification)), to obtain specific performance of the terms of this Agreement prior to Closing. If any action is brought by Buyer to enforce this Agreement prior to Closing, Seller shall waive the defense that there is an adequate remedy at law. Following the Closing, Buyer shall be entitled, in addition to any other remedies that may be available, to seek specific performance of the terms of this Agreement if such remedy is available at equity. In the event Buyer elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Buyer shall be entitled to recover Buyer's actual damages.

                  13.6. Designation for Hearing. Either party may terminate this Agreement upon notice to the other, if, for any reason, the Assignment Applications are designated for hearing by the Commission; provided, however, that notice of termination must be given within twenty (20) days after release of the hearing designation order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement. Upon termination pursuant to this Section 13.6, the parties shall be released and discharged from any further obligation hereunder.

                  13.7. Legal Actions. If, prior to the Closing Date, any action, suit, or proceeding shall have been instituted by or before any court or other governmental authority (other than the Commission) to enjoin, restrain, or prohibit the consummation of the Transaction, the Closing may be adjourned at the option of either party, with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, for a period of up to ninety (90) days, and if, at the end of such period, the action, suit, or proceeding shall not have been favorably resolved, and an order enjoining, restraining or prohibiting the Closing shall have been entered, either party may, by written notice to the other, terminate this Agreement; provided, however, that if such action, suit, or proceeding shall have been solicited or encouraged by, or instituted as a result of any act or omission of, Seller or Buyer, then such soliciting, encouraging, or instituting party shall not have any right of adjournment or termination pursuant to this Section. In the event of termination pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

                                  ARTICLE XIV.
                                     DAMAGE

                  14.1. Risk of Loss. Except to the extent of any loss or damage caused by acts or omissions of Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer, the risk of loss or damage to the Assets shall be upon Seller at all times prior to the Closing. In the event of loss or damage except to the extent caused by acts or omissions of Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer, Seller shall promptly notify Buyer thereof and shall use commercially reasonable efforts to repair, replace and restore the lost or damaged property to its former condition as soon as possible. If such repair, replacement and restoration of damage not caused by Buyer, its agents, employees, or other persons while acting pursuant to a contract with Buyer has not been completed prior to the Closing Date, Buyer may, at its option:

                           (a) elect to terminate this Agreement, but only if
the failure to repair, replace and restore the lost or damaged property relates to a material portion of the Assets and continues for a period in excess of sixty (60) days after the Closing Date without consideration of this Section 14.1;

                           (b) elect to consummate the Transaction on the
Closing Date in which event Seller shall pay to Buyer the amount necessary to restore the lost or damaged property to its former condition and against such obligation shall assign to Buyer all of Seller's rights under any applicable insurance policies; or

                           (c) elect to postpone the Closing Date, with prior
consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, until a date within fifteen (15) business days after Seller gives written notice to Buyer of completion of the repair, replacement and restoration of such lost or damaged property. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or a restored, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.

                  14.2. Failure of Broadcast Transmission. Seller shall give prompt written notice to Buyer if either of the following (a "Specified Event") shall occur: (i) the regular broadcast transmissions of the Stations in the normal and usual manner are interrupted or discontinued; or (ii) the Stations are operated at less than their licensed antenna height above average terrain or at less than ninety percent (90%) of their licensed effective radiated power. If any Specified Event persists for more than one seventy-two (72) consecutive hours or one hundred twenty (120) non-consecutive hours (or, in the event of force majeure or utility failure affecting generally the market served by the Stations, ninety-six (96) consecutive hours or three hundred thirty-six non-consecutive hours) during any period of thirty (30) consecutive days, then Buyer may, at its option: (i) terminate this Agreement by written notice given to Seller not more than ten (10) days after the expiration of such thirty (30) day period, or (ii) proceed in the manner set forth in Section 14.3.1. In the event of termination of this Agreement by Buyer pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

                  14.3. Resolution of Disagreements. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section 14.3, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable to Seller and Buyer who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, binding upon and non-appealable by the parties, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

                                   ARTICLE XV.
                               GENERAL PROVISIONS

                  15.1. Brokerage. Each party represents and warrants to the other that no agent, broker, investment banker, or other person or firm acting on behalf of such party or any of its affiliates or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the Transaction, except as such party hereby agrees to pay on its own behalf and with respect to which such party agrees to indemnify the other party pursuant to the terms hereof.

                  15.2. Expenses. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring the same whether or not the Transaction is consummated. All Commission filing fees for the Assignment Applications and all filing fees required to be paid under the HSR Act shall be paid by Buyer. All recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Seller.

                  15.3. Notices. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or upon receipt or refusal or failure to accept receipt if mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

                           (a)      If to Seller:

                                    Fredric G. Weber
                                    Arizona Biltmore Hotel
                                    Villa 7214
                                    24th Street and Missouri
                                    Phoenix, AZ  85016

                                    and

                                    Jeffrey H. Miro
                                    Sean P. Corcoran

                                    Miro Weiner & Kramer
                                    500 N. Woodward Avenue
                                    Suite 100
                                    Bloomfield Hills, MI 48303
                                    (Counsel to The Broadcast Group, Inc.)

                           (b)      If to Buyer:

                                    Jeffrey Marcus, President
                                    Chancellor Media Corporation/Shamrock
                                    Broadcasting, Inc.
                                    433 E. Las Colinas Blvd.
                                    Suite 1130
                                    Irving, TX 75039

                                    and

                                    Eric L. Bernthal
                                    Kevin C. Boyle
                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C. 20004
                                    (Counsel to Chancellor Media
                                    Corporation/Shamrock Broadcasting, Inc.)

Any party may change its address for notices by notice to the others given pursuant to this Section. All notices to Seller shall be enclosed in envelopes that are conspicuously labeled "Personal and Confidential; To Be Opened By Addressee Only"; provided, however, that the failure to include such confidentiality notice will not invalidate the notice or constitute breach of this agreement.

                  15.4. Attorneys' Fees. If either party initiates any litigation against the other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

                  15.5. Survival of Representations, Warranties and Indemnification Rights. The several representations and warranties of the parties contained herein, and the parties respective indemnification rights pursuant to Section 12.1, shall survive the Closing for a period of two (2) years, at which time the same shall expire (except for claims asserted during such two (2) year period); provided, however, that representations and warranties with respect to title and authorization shall survive in perpetuity.

                  15.6. Exclusive Dealings. For so long as this Agreement remains in effect, is not subject to termination, and Seller has not notified Buyer that Buyer is in default hereunder, neither Seller, its officers, directors, employees, nor any person acting on Seller's behalf, shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer or Buyer's assignee(s) concerning the acquisition of the Stations.

                  15.7. Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by any other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

                  15.8. Assignment. No party may assign its rights or obligations hereunder without the prior written consent of the other parties except: (i) Buyer may assign all or a portion of its rights and obligations to a corporation, partnership or other business entity that is wholly owned by Buyer's ultimate parent entity, provided that such assignment shall not delay the Closing Date for more than thirty (30) days, and provided further that such assignee shall be at least as qualified as Buyer to enter into and perform all of Buyer's obligations under this Agreement, as reasonably determined by Seller's FCC counsel, and (ii) Buyer may make a collateral assignment of its rights under this Agreement to any lender that provides funds to Buyer for the acquisition or operation of the Stations. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees.

                  15.9. Entire Agreement. This Agreement and the Exhibits and Schedules hereto (which are incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

                  15.10. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.

                  15.11. Construction. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                  15.12. Schedules and Exhibits. The Schedules and Exhibits to this Agreement are a material part of this Agreement.

                  15.13. Severability. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

                  15.14. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the choice of law rules utilized in that jurisdiction.

                  15.15. Counsel. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

                  15.16. Public Statements. Prior to the Closing Date, neither Seller nor Buyer shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement except (i) Seller and Buyer shall issue a mutually agreeable public announcement promptly after the Application Filing Date; and (ii) to the extent that either party shall be so obligated by law, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. Prior to the Application Filing Date, or if Buyer terminates this Agreement, Buyer shall keep confidential and not disclose to any other person or entity (i) the existence of this Agreement or (ii) any "Review Material" or other information furnished to Buyer or to Buyer's representatives, certified public accounts, attorneys, bankers or other financial representatives, directors, officers, employees, and/or agents ("Representatives"); provided, however, that
(a) such information may be disclosed to Buyer's Representatives who have a need to know such information for purposes of evaluating the proposed transaction if such Representatives are informed in writing of the confidentiality undertakings contained herein and agree to be bound thereby; (b) such information may be disclosed as and to the extent required by law; and (c) any disclosure of such information to which Seller consents in writing may be made. "Review Material" shall include (i) any information relating to the Assets that is disclosed by Seller or any of Seller's agents, including, without limitation, Seller's attorneys and accountants, to Buyer or any of Buyer's Representatives, (ii) all comments, analyses, compilations, studies or other materials prepared by Buyer or Buyer's Representatives that are based, in whole or in part, on such information disclosed by Seller or any of Seller's agents, and (iii) all reports, test results, evaluations, assessments, surveys and inspection materials relating to the Assets that are prepared by or for



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

Buyer in connection with its investigation or evaluation of the Assets. Upon any termination of this Agreement, Buyer will deliver to Seller the Review Material and Buyer will also cause all copies and summaries or synopses thereof to be returned to Seller or destroyed. Such destruction shall be certified in writing by Buyer to Seller. Seller shall have the right to obtain injunctive relief to prevent any breach of the obligations set forth in this Section 15.16, and to sue for damages resulting from any such breach. Buyer's obligations with respect to Review Material under this Section 15.16 shall survive the termination of this Agreement.



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

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

                                  SELLER:

                                  THE BROADCAST GROUP, INC.


                                  By: /s/ FRED WEBER
                                     ----------------------------------------
                                      Fred Weber
                                      Chief Executive Officer


                                  SELLER'S GUARANTOR:

                                  THE WOLPIN CO.


                                  By: /s/ FRED WEBER
                                     ----------------------------------------
                                      Fred Weber
                                      Executive Vice-President


                                  BUYER:

                                  CHANCELLOR MEDIA CORPORATION/
                                  SHAMROCK BROADCASTING, INC.


                                   By: /s/ ERIC C. NEUMAN
                                     ----------------------------------------
                                     Eric C. Neuman
                                     Senior Vice President-Strategic Development


                                  BUYER'S GUARANTOR:

                                  CHANCELLOR MEDIA CORPORATION OF LOS
                                  ANGELES, INC.


                                  By: /s/ ERIC C. NEUMAN
                                     ----------------------------------------
                                     Eric C. Neuman
                                     Senior Vice President-Strategic Development



                                       39